Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbols: VGZ & ANV

Toronto and American Stock Exchanges

NEWS

Vista Gold and Allied Nevada Announce Closing of Arrangement

Denver, Colorado May 10, 2007 — Vista Gold Corp. (TSX & AMEX: VGZ) (“Vista”) and Allied Nevada Gold Corp. (TSX & AMEX: ANV) (“Allied Nevada”) announce that the previously announced plan of arrangement involving Vista, Allied Nevada and Carl and Janet Pescio (the “Arrangement”) closed today.  The transaction resulted in the acquisition by Allied Nevada of Vista’s Nevada properties and the Nevada mineral assets of Carl and Janet Pescio.  Of the 38,933,055 shares of common stock (“Allied Nevada Shares”) issued by Allied Nevada as part of the transaction, 12,000,000 were issued to Carl and Janet Pescio as partial consideration for the acquisition of their Nevada mineral assets and 26,933,055 were issued to Vista in accordance with the Arrangement.  Of the 26,933,055 Allied Nevada Shares issued to Vista, 25,403,207 shares will be available for distribution to shareholders of Vista, subject to applicable withholding taxes (as described in the management information and proxy circular of Vista dated October 11, 2006) and after Vista retains approximately 1.5 million shares to facilitate the payment of any taxes payable by Vista in respect of the Arrangement.  Accordingly, for each existing share of Vista that a shareholder owned immediately prior to the effective time of the Arrangement, they will receive, subject to applicable withholding taxes (a) one new share of Vista, (b) 0.794 of an Allied Nevada Share, and (c) any payment they are entitled to receive in lieu of a fractional share of Allied Nevada.

Mike Richings, President and CEO of Vista, said “We are pleased to have completed this transaction which will result in Vista and its shareholders owning 70% of a new Nevada gold mining company — Allied Nevada Gold Corp. Vista has created Allied Nevada as a platform for a major new Nevada-focused mining company with a large land package, a pipeline of development projects and the Hycroft mine which is positioned for early resumption of gold production. We have assembled in Allied Nevada an excellent management team led by CEO Scott Caldwell and a board of directors chaired by Robert Buchan. Vista believes that it has provided sufficient working capital to launch the new company on a path to provide Vista shareholders with additional value and an investment in a well-run company with exposure to what many believe is one of the best locations in the world to explore, develop and mine for gold. Following the closing, Vista expects that it will continue to provide its shareholders with excellent leverage to the gold price through its remaining seven gold projects. During the next year, Vista plans to advance the Paredones Amarillos project to a production decision and to continue to develop our other advanced projects including Mt Todd, Yellow Pine and Awak Mas. We also continue to look for ways to add to our existing gold resource base.”

“Allied Nevada was formed by combining the exciting land packages assembled by Vista and Carl Pescio.  Allied Nevada shareholders will benefit from the vision of Mike Richings and the rest of Vista’s Board of Directors and management, and Carl Pescio’s talent for identifying and acquiring exploration properties in Nevada” said Scott Caldwell, President and CEO of Allied Nevada.  “With these exciting assets, a strong board of directors and a seasoned management team, I am confident that Allied Nevada will be successful in rewarding our shareholders for their commitment to the company.”

About Vista Gold Corp.

Since 2001, Vista has acquired a number of discovered gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have confirmed that some of the projects would be potentially viable operations at today’s gold prices.  Currently, Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies.  The Company’s holdings include the Paredones Amarillos and Guadalupe de los Reyes

Projects in Mexico, Mt Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

About Allied Nevada Gold Corp.

Allied Nevada has a large land position in Nevada, providing a strong platform from which to aggressively pursue growth opportunities.  Allied Nevada has more than 250 square miles of exploration and development properties, located in some of the most prolific gold mining trends in the State of Nevada.

Allied Nevada plans to focus in the short term on three main fronts:

1.               Exploration at the Hycroft mine on oxide and sulphide targets

2.               Reopening the Hycroft mine

3.               A comprehensive review of its current exploration portfolio to identify further opportunities to increase shareholder value.

Allied Nevada’s seasoned executive team is committed to the goal of maximizing the value of the company and rewarding shareholders for their confidence in the Allied Nevada business model.  The executive team that has been assembled includes:

Scott Caldwell, President and Chief Executive Officer, is a mining engineer with more than 30 years of experience in the mining industry.  Scott was most recently the Chief Operating Officer of Kinross Gold Corporation and has extensive experience in Nevada and internationally.

Hal Kirby, Vice President and Chief Financial Officer, is a certified public accountant with more than 15 years of experience in the mining industry.  Hal was most recently the Vice President and Controller of Kinross Gold Corporation.

Mike Doyle, Vice President of Technical Services, is a geologist with more than 30 years of experience in the mining industry.  Mike was previously the Vice President of Operations for Kinross Gold Corporation and prior to that was the Vice President and General Manager of the Round Mountain gold mine in Nevada.

Allied Nevada’s board of directors is chaired by Robert Buchan and includes executives with experience in legal, accounting, investment banking, exploration and operations.

For additional information on Allied Nevada, please refer to the company’s public filings available at www.sedar.com and www.sec.gov/edgar.html.  Allied Nevada is currently developing a website, which it expects to launch shortly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista or Allied Nevada expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, on Allied Nevada’s Annual Report on Form 10-K, and other documents filed with the U.S. Securities and Exchange Commission. Although Vista and Allied Nevada each has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista and Allied Nevada assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information on Vista, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.  For further information on Allied Nevada, please contact Hal Kirby or Scott Caldwell at (775) 358-4455.